DocuSign Envelope ID: 0FA7D3D2-CAA2-4519-B0A1-9822D7B24C4B
CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”), dated as of March 7, 2022, by and between Oscar Health, Inc. (“Holdings”) and Oscar Management Corporation (“OpCo” and, together with Holdings, the “Company”) and Meghan Joyce (“Consultant”).

WHEREAS, prior to the Effective Date (as defined below), Consultant shall remain employed by the Company on the terms contained in the employment agreement entered into by and between the Company and Consultant, which became effective upon the closing of the initial public offering of Holdings’ Class A common stock (the “Employment Agreement”);

WHEREAS, on the Effective Date, Consultant’s employment with the Company and all of its affiliates shall terminate, and Consultant shall cease serving as the Company’s Chief Operating Officer and EVP of Platform and shall be deemed to have resigned from all offices and directorships held at the Company and its affiliates; and

WHEREAS, except as provided herein, the Company and Consultant desire to terminate the Employment Agreement effective as of the Effective Date and the Company wishes to secure the services of Consultant as a consultant of the Company upon the terms and subject to the conditions set forth herein, and Consultant wishes to render such services to the Company upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Term. The term of this Agreement and the consulting relationship between the Company and Consultant shall commence on April 10, 2022 (the “Effective Date”) and, unless this Agreement and the consulting relationship established hereby are earlier terminated as provided for herein, shall end on the twenty-four month anniversary of the Effective Date (the “Termination Date” and such period, the “Consulting Period”). Unless otherwise provided herein or agreed by the parties in writing, effective at the close of business on the Termination Date, this Agreement, and the consulting relationship hereunder, shall terminate.

2.Services. During the Consulting Period, Consultant shall serve as Senior Advisor to the Company and its leadership team (the “Services”). Consultant acknowledges and agrees that the Services shall be performed with the degree of skill, care and diligence expected of a professional experienced in providing the same or similar services, and using Consultant’s reasonable best efforts to promote the business and interests of the Company. Consultant shall provide the Services to the Company at times mutually agreed to by Consultant and the Company, for up to ten (10) hours per calendar month. During the Consulting Period, Consultant shall perform the Services remotely; provided, however, that the parties acknowledge and agree that Consultant may be required to travel to other locations as may be necessary to fulfill the Consultant’s duties and responsibilities hereunder. During the Consulting Period, Consultant shall comply with all applicable policies and procedures of the Company.

3.Compensation; Expenses.

(a)Cash Compensation. During the Consulting Period, the Company shall pay Consultant a fee (the “Consulting Fee”) of $8,333 per month as consideration for the Services, pro-rated for any partial month of Services. The monthly Consulting Fee shall be paid to Consultant in arrears within

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10 business days following the end of the calendar month in which such monthly Consulting Fee was earned.

(b)Expenses. During the Consulting Period, the Company shall reimburse Consultant for reasonable expenses in accordance with the Company’s substantiation and reimbursement policies applicable to independent contractors, as in effect from time to time.

(c)2022 Annual Bonus. Consultant acknowledges and agrees that Consultant shall not be eligible to receive a 2022 annual bonus for her employment with the Company prior to the Effective Date.

(d)Outstanding Equity Awards. Consultant acknowledges and agrees that all equity awards covering Holdings’ Class A common stock held by Consultant as of the Effective Date shall cease vesting as of the Effective Date. All such equity awards that are stock options (each, an “Option” and collectively, the “Options”) shall remain outstanding and exercisable as if Consultant were an employee of the Company during the Consulting Period. Solely for purposes of determining the exercisability of such Options, Consultant will be deemed to have terminated employment upon the expiration of the Consulting Period, except as specified in Section 4(b) hereof. Consultant acknowledges and agrees that such Option treatment may cause an incentive stock option to be reclassified as a non-qualified stock option, and that Consultant (and not the Company) shall be solely responsible for any tax consequences relating to such reclassification.

4.Termination.

(a)Generally. This Agreement and the consulting relationship established hereby shall terminate automatically upon the expiration of the Consulting Period. In addition, this Agreement and the consulting relationship established hereby may be terminated by the Company with or without Cause at any time and by Consultant for any reason or no reason, provided that (i) the Company must provide at least 30 days’ prior written notice to Consultant prior to any termination without Cause, and (ii) Consultant must provide at least 30 days’ prior written notice to the Company prior to any termination by Consultant. In the event that this Agreement and the consulting relationship established hereby terminates and, in connection therewith, Consultant does not remain in service or employment with the Company, then Consultant agrees to return to the Company all documents of the Company and its affiliates (and all copies thereof) and all other Company or Company affiliate property that Consultant has in Consultant’s possession, custody or control. Except as provided below, Consultant shall not be entitled to any further payments in connection with or following the termination of this Agreement and all outstanding equity awards covering Holdings’ Class A common stock shall be treated in accordance with the award agreements pursuant to which such awards were granted.

(b)Obligations of the Company upon Termination. Subject to Section 4(c) and Consultant’s continued compliance with the provisions of Section 6 hereof, if the Company terminates the Consulting Period without Cause, then in addition to any earned but unpaid Cash Compensation:

(i)Cash Payment. The Company shall pay Consultant the Consulting Fee for the remainder of the Consulting Period; provided, however, that if the remaining Consulting Period is more than six months, the Company shall pay Consultant the Consulting Fee for the six-month period following the Termination Date. Such amounts shall be payable in a single lump sum following the Release Effective Date, and amounts otherwise payable prior to the Release Effective Date shall be paid on such date without interest thereon.

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(ii)Option Exercisability Extension. All Options that are held by Consultant and outstanding as of the Termination Date shall remain exercisable with respect to the vested portion of such Options until the earlier of: (A) the 27-month anniversary of the Effective Date and
(B) the outside expiration date of the applicable Option.

(c)Release. Notwithstanding the foregoing, it shall be a condition to Consultant’s right to receive the amounts provided for in Section 4(b) hereof that Consultant execute and deliver to the Company an effective release of claims in substantially the form attached hereto as Exhibit A (the “Separation Release”) and the Separation Release becomes irrevocable within 30 days (or, to the extent required by law, 52 days) following the Termination Date (the date such Separation Release becomes irrevocable herein referred to as the “Release Effective Date”).

(d)Other Terminations. If Consultant’s service is terminated for any reason not described in Section 4(b) hereof, the Company shall pay to Consultant a lump sum equal to any Consulting Fee earned or accrued and unpaid through the Termination Date. Except as expressly provided in this Section 4(d), Consultant shall not be entitled to any further payments in connection with or following the termination of this Agreement and the consulting relationship established hereby.

5.Release.

(a)General. For valuable consideration, the receipt and adequacy of which are hereby acknowledged, Consultant does hereby release and forever discharge the “Releasees” hereunder, consisting of the Company (both Holdings and OpCo), and the Company’s partners, subsidiaries, associates, affiliates, successors, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which Consultant now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the Effective Date. The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination of employment of Consultant by the Releasees, or any of them; any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on Releasees’ right to terminate the employment of Consultant; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination In Employment Act (“ADEA”), the Americans With Disabilities Act.

(b)Claims Not Released. Notwithstanding the foregoing, this general release (the “Release”) shall not operate to release any rights or claims of Consultant (i) to payments or benefits under Section 3(a) of this Agreement, with respect to the payments and benefits provided in exchange for this Release, (ii) to payments or benefits under any equity award agreement between Consultant and Holdings or as a holder of any securities of Holdings, (iii) with respect to Section 3(b) of this Agreement, (iv) to accrued or vested benefits Consultant may have, if any, as of the Effective Date under any applicable plan, policy, practice, program, contract or agreement with the Company, (v) to any Claims, including claims for indemnification and/or advancement of expenses arising under any indemnification agreement between Consultant and the Company or under the bylaws, certificate of incorporation or other similar governing document of the Company, (vi) to any Claims which cannot be waived by an employee under applicable law or (vii) with respect to Consultant’s right to communicate directly with, cooperate with, or provide information to, any federal, state or local government regulator.

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(c)Exceptions. Notwithstanding anything in this Release to the contrary, nothing contained in this Release shall prohibit Consultant from (i) filing a charge with, reporting possible violations of federal law or regulation to, participating in any investigation by, or cooperating with any governmental agency or entity or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation and/or (ii) communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to, any federal, state or local government regulator (including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice) for the purpose of reporting or investigating a suspected violation of law, or from providing such information to Consultant’s attorney or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding. Pursuant to 18 USC Section 1833(b), (1) Consultant will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal and (2) Consultant acknowledges that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

(d)Representations. Consultant represents and warrants that there has been no assignment or other transfer of any interest in any Claim which Consultant may have against Releasees, or any of them, and Consultant agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against Consultant under this indemnity.

(e)No Action. Consultant agrees that if Consultant hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then Consultant agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim. Notwithstanding the foregoing, this provision shall not apply to any suit or Claim to the extent is challenges the effectiveness of this release with respect to a claim under the ADEA.

(f)No Admission. Consultant further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to Consultant.

(g)Acknowledgement. Consultant acknowledges that different or additional facts may be discovered in addition to what is now known or believed to be true by Consultant with respect to the matters released in this Release, and Consultant agrees that this Release shall be and remain in effect in all respects as a complete and final release of the matters released, notwithstanding any different or additional facts.

6.Restrictive Covenants. Consultant acknowledges and agrees that the restrictive covenants in Section 7 of the Employment Agreement, including the restrictive covenants in the PIIA (as defined in the Employment Agreement) shall continue to apply.

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7.Independent Contractor. The Company and Consultant expressly agree that, during the Consulting Period, Consultant shall be an independent contractor and Consultant shall not be construed to be an employee of the Company in any matter under any circumstances or for any purposes whatsoever. Nothing in this Agreement shall establish an agency, partnership, joint venture or employee relationship between the Company and Consultant, and Consultant shall not represent that Consultant is an employee of the Company. The Company and Consultant agree and acknowledge that neither party hereto renders legal, tax or accounting advice to the other party. Without limiting the generality of the foregoing, during the Consulting Period (i) the Company shall not pay, on the account of Consultant, any unemployment tax, or other taxes required under the law to be paid with respect to employees and shall not withhold any monies from the fees payable pursuant to this Agreement for income or employment tax purposes, and (ii) the Company shall not provide Consultant with, and Consultant shall not be eligible to receive, from the Company under any Company plan, any benefits, including without limitation, any pension, health, welfare, retirement, workers’ compensation or other insurance benefits. Consultant shall be solely responsible for all taxes arising in connection with any fees or other compensation paid to Consultant under this Agreement during the Consulting Period, including without limitation any and all federal, state, local and foreign income and employment taxes.

8.Representation. Consultant hereby represents and warrants to the Company that
(i) Consultant is entering into this Agreement voluntarily and that the entrance into this Agreement and performance of Consultant’s obligations hereunder will not violate or conflict with the terms of any agreement between Consultant and any other person, firm, organization or other entity person or any policy, program or code of such other person, firm, organization or other entity person, and (ii) Consultant is not under any contractual or other restriction or obligation that is inconsistent with the execution of this Agreement, the performance of the Services hereunder, or the other rights of the Company hereunder.

9.Definitions.

(a)“Board” means the board of directors of Holdings.

(b)“Cause” means the occurrence of any one or more of the following events:

(i)Consultant’s willful failure to substantially perform Consultant’s duties with the Company (other than any such failure resulting from the Consultant’s incapacity due to physical or mental illness), including Consultant’s failure to follow any lawful directive from the CEO within the reasonable scope of Consultant’s duties and Consultant’s failure to correct the same (if capable of correction, as determined by the CEO), within 30 days after a written notice is delivered to Consultant, which demand specifically identifies the manner in which the CEO believes that Consultant has not performed Consultant’s duties. For the avoidance of doubt, Consultant’s failure to satisfy any specific performance goal or metric or the Company’s failure to attain any specific level of financial performance shall not constitute a failure to perform for purposes of this clause (i);

(ii)Consultant’s commission of, indictment for or entry of a plea of guilty or nolo contendere to a felony crime (excluding vehicular crimes) or a crime of moral turpitude;

(iii)Consultant’s material breach of any material obligation under any written agreement with the Company or its affiliates or under any applicable policy of the Company or its affiliates that have been provided to or made available to Consultant (including any code of conduct or harassment policies), and Consultant’s failure to correct the same (if capable of correction, as determined by the CEO), within 30 days after a written notice is delivered to Consultant, which

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demand specifically identifies the manner in which the CEO believes that Consultant has materially breached such agreement;

(iv)any act of fraud, embezzlement, theft or misappropriation from the Company or its affiliates by Consultant; or

(v)Consultant’s willful misconduct or gross negligence with respect to any material aspect of the Company’s business or a material breach by Consultant of Consultant’s fiduciary duty to the Company or its affiliates, which willful misconduct, gross negligence or material breach has a material and demonstrable adverse effect on the Company or its subsidiaries.

(c)“CEO” means the Company’s Chief Executive Officer.

10.Successors.

(a)This Agreement is personal to Consultant and, without the prior written consent of the Company, shall not be assignable by Consultant other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Consultant’s legal representatives.

(b)This Agreement shall inure to the benefit of and be binding upon the Company and its respective successors and assigns.

11.Miscellaneous.

(a)Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

(b)Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Consultant: at the Consultant’s most recent address on the records of the Company.

If to the Company:

Oscar Health, Inc.
75 Varick Street, 5th Floor New York, NY 10013 Attention: General Counsel
Email: corporate@hioscar.com

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

(c)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(d)No Waiver. Consultant’s or the Company’s failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right Consultant or the Company may have

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hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

(e)Entire Agreement. As of the Effective Date, this Agreement (including the relevant portions of the Employment Agreement), constitutes the final, complete and exclusive agreement between Consultant and the Company with respect to the subject matter hereof and replaces and supersedes any and all other agreements, including the sections of the Employment Agreement not incorporated herein by reference, offers or promises, whether oral or written, by any member of the Company and its subsidiaries or affiliates, or representative thereof. Notwithstanding anything herein to the contrary, this Agreement and the obligations and commitments hereunder shall neither commence nor be of any force or effect prior to the Effective Date.

(f)Arbitration.

(i)Any controversy or dispute that establishes a legal or equitable cause of action (“Arbitration Claim”) between any two or more Persons Subject to Arbitration (as defined below), including any controversy or dispute, whether based on contract, common law, or federal, state or local statute or regulation, arising out of, or relating to Consultant’s service or the termination thereof, shall be submitted to final and binding arbitration as the sole and exclusive remedy for such controversy or dispute in accordance with the rules of JAMS pursuant to its Employment Arbitration Rules and Procedures, which are available at http://www.jamsadr.com/rules-employment-arbitration/, and the Company will provide a copy upon Consultant’s request. Notwithstanding the foregoing, this Agreement shall not require any Person Subject to Arbitration to arbitrate pursuant to this Agreement any claims as to which applicable law not preempted by the Federal Arbitration Act prohibits resolution by binding arbitration. Either party may seek provisional non-monetary remedies in a court of competent jurisdiction to the extent that such remedies are not available or not available in a timely fashion through arbitration. It is the parties’ intent that issues of arbitrability of any dispute shall be decided by the arbitrator.

(ii)“Persons Subject to Arbitration” means, individually and collectively,
(A)Consultant, (B) any person in privity with or claiming through, on behalf of or in the right of Consultant, (C) the Company, (D) any past, present or future affiliate, employee, officer, director or agent of the Company, and/or (E) any person or entity alleged to be acting in concert with or to be jointly liable with any of the foregoing.

(iii)The arbitration shall take place before a single neutral arbitrator at the JAMS office in New York, New York. Such arbitrator shall be provided through JAMS by mutual agreement of the parties to the arbitration; provided that, absent such agreement, the arbitrator shall be selected in accordance with the rules of JAMS then in effect. The arbitrator shall permit reasonable discovery. The award or decision of the arbitrator shall be rendered in writing; shall be final and binding on the parties; and may be enforced by judgment or order of a court of competent jurisdiction.

(iv)CONSULTANT AND THE COMPANY UNDERSTAND THAT BY AGREEING TO ARBITRATE ANY ARBITRATION CLAIM, THEY WILL NOT HAVE THE RIGHT TO HAVE ANY ARBITRATION CLAIM DECIDED BY A JURY OR A COURT, BUT SHALL INSTEAD HAVE ANY ARBITRATION CLAIM DECIDED THROUGH ARBITRATION.

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(v)CONSULTANT AND THE COMPANY WAIVE ANY CONSTITUTIONAL OR OTHER RIGHT TO BRING CLAIMS COVERED BY THIS AGREEMENT OTHER THAN IN THEIR INDIVIDUAL CAPACITIES. EXCEPT AS MAY BE PROHIBITED BY LAW, THIS WAIVER INCLUDES THE ABILITY TO ASSERT CLAIMS AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS OR REPRESENTATIVE PROCEEDING.

(vi)This Section 11(f) shall be interpreted to conform to any applicable law concerning the terms and enforcement of agreements to arbitrate service disputes. To the extent any terms or conditions of this Section 11(f) would preclude its enforcement, such terms shall be severed or interpreted in a manner to allow for the enforcement of this Section 11(f). To the extent applicable law imposes additional requirements to allow enforcement of this Section 11(f), this Agreement shall be interpreted to include such terms or conditions.

(g)Amendment; Survival. No amendment or other modification of this Agreement shall be effective unless made in writing and signed by the parties hereto. The respective rights and obligations of the parties under this Agreement shall survive Consultant’s termination of Services and the termination of this Agreement to the extent necessary for the intended preservation of such rights and obligations.

(h)Counterparts. This Agreement and any agreement referenced herein may be executed in two or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

(i)Indemnification. The Company shall pay or reimburse the Consultant for any costs or expenses actually and necessarily incurred by the Consultant in any action, suit, or proceeding to which the Consultant is made a party by reason of holding that position, provided, however, that Consultant shall not receive such indemnification if finally adjudicated therein to be liable for negligence or misconduct in office. This indemnification shall extend to good-faith expenditures incurred in anticipation of threatened or proposed litigation. The Company shall, extend the indemnification to cover the good-faith settlement of any such action, suit, or proceeding, whether formally instituted or not.

12.Acknowledgement. Consultant hereby acknowledges that (i) Consultant has consulted with or has had the opportunity to consult with independent counsel of Consultant’s own choice concerning this Agreement, and has been advised to do so by the Company, and (ii) Consultant has read and understands this Agreement, is fully aware of its legal effect, and has entered into it freely based on Consultant’s own judgment.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, Consultant has hereunto set Consultant’s hand and, pursuant to the authorization from the Board, each of Holdings and OpCo has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

OSCAR HEALTH, INC.

By: /s/ Mario Schlosser
Name: Mario Schlosser
Title: Chief Executive Officer

OSCAR MANAGEMENT CORPORATION

By: /s/ Mario Schlosser
Name: Mario Schlosser Title: Chief Executive Officer

“CONSULTANT”

By: /s/ Meghan Joyce
Meghan Joyce

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EXHIBIT A

GENERAL RELEASE

1.Release. For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of Oscar Health, Inc., a Delaware corporation (“Holdings”) and Oscar Management Corporation (together with Holdings, the “Company”), and the Company’s partners, subsidiaries, associates, affiliates, successors, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof. The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the consulting arrangement or termination of the consulting arrangement of the undersigned by the Releasees, or any of them; any alleged torts or other alleged legal restrictions on Releasees’ right to terminate the consulting arrangement of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act.

2.Claims Not Released. Notwithstanding the foregoing, this general release (the “Release”) shall not operate to release any rights or claims of the undersigned (i) to payments or benefits under Section 4(b) of that certain Consulting Agreement, dated as of [●], 2022, between the Company and the undersigned (the “Consulting Agreement”), with respect to the payments and benefits provided in exchange for this Release, (ii) to payments or benefits under any equity award agreement between the undersigned and Holdings or as a holder of any securities of Holdings, (iii) to accrued or vested benefits the undersigned may have, if any, as of the date hereof under any applicable plan, policy, practice, program, contract or agreement with the Company, (iv) to any Claims, including claims for indemnification and/or advancement of expenses arising under any indemnification agreement between the undersigned and the Company or under the bylaws, certificate of incorporation or other similar governing document of the Company or (v) with respect to the undersigned’s right to communicate directly with, cooperate with, or provide information to, any federal, state or local government regulator.

3.Exceptions. Notwithstanding anything in this Release to the contrary, nothing contained in this Release shall prohibit the undersigned from (i) filing a charge with, reporting possible violations of federal law or regulation to, participating in any investigation by, or cooperating with any governmental agency or entity or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation and/or (ii) communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to, any federal, state or local government regulator (including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice) for the purpose of reporting or investigating a suspected violation of law, or from providing such information to the undersigned’s attorney or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding. Pursuant to 18 USC Section 1833(b), (1) the undersigned will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal and (2) the undersigned acknowledges that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose

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the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

4.Representations. The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which the undersigned may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.

5.No Action. The undersigned agrees that if the undersigned hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim.

6.No Admission. The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.

7.Acknowledgement. The undersigned acknowledges that different or additional facts may be discovered in addition to what is now known or believed to be true by the undersigned with respect to the matters released in this Release, and the undersigned agrees that this Release shall be and remain in effect in all respects as a complete and final release of the matters released, notwithstanding any different or additional facts

8.Governing Law. This Release is deemed made and entered into in the State of New York, and in all respects shall be interpreted, enforced and governed under the internal laws of the State of New York, to the extent not preempted by federal law.

IN WITNESS WHEREOF, the undersigned has executed this Release this      day of
    , .

Meghan Joyce

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